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EXHIBIT 99.1

For further information:

        Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

For Immediate Release

PrivateBancorp Reports Third Quarter Results

Earnings per share of $0.27, up 42% on lower credit costs and loan growth of $189 million
Conference call scheduled for Oct. 10, 2012 at 4:30 p.m. EDT

        CHICAGO, October 10, 2012—PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income available to common shareholders of $19.6 million, or $0.27 per diluted share, for the third quarter 2012, compared to $10.0 million, or $0.14 per diluted share, for the third quarter 2011, and $14.1 million, or $0.19 per diluted share, for the second quarter 2012.

        For the nine months ended September 30, 2012, the Company had net income available to common shareholders of $44.5 million, or $0.61 per diluted share, compared to $23.1 million, or $0.32 per diluted share, for the nine months ended September 30, 2011.

        "We posted another quarter of strong earnings momentum driven by the consistent execution of our commercial middle market business strategy and the ongoing strengthening of our asset quality position," said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. "Our emphasis on developing client relationships led to continued loan growth and increased fee revenue from cross sell of our banking products. Despite the competitive market and low interest rate environment, we have grown quarterly net revenue, excluding securities gains, by 7 percent over the past year.

        "Year to date 2012, we grew total loans by more than $600 million and, at the same time, increased deposits and fee income, and improved asset quality. The continued execution of our strategy and depth of the client relationships that we are building position us well for future opportunities."

Quarter Highlights

  •
  Net income was $19.6 million, up 39 percent from the second quarter 2012, primarily as a result of lower credit related costs, as well as loan growth and increased fee income.

  •
  Net interest income of $105.4 million was consistent with the second quarter 2012. Interest income from higher average loan balances offset the impact of lower loan and investment yields, while cost of funds was relatively flat.

  •
  Deposits increased $625 million, or 6 percent, during the quarter to $11.4 billion at September 30, 2012, including $375 million of non-interest bearing accounts.

  •
  Asset quality continued to improve during the quarter with non-performing loans declining 14 percent and early-stage problem loans declining 20 percent from June 30, 2012. The provision for loan losses declined to $13.2 million, a reduction of $4.2 million from the prior quarter.

  •
  Total loans grew $189 million, an annualized rate of 8 percent, to $9.6 billion at September 30, 2012, largely driven by growth in commercial and industrial loans.

Operating Performance

        Net revenue was $134.0 million in the third quarter 2012, an increase of 4 percent compared to $129.4 million in the third quarter 2011, and up slightly as compared to $132.3 million in the second quarter 2012. Operating profit was $52.2 million in the third quarter 2012, compared to $54.4 million in the same period prior year and $48.4 million in the prior quarter. The third quarter 2011 results included $4.4 million of net securities gains compared to a net loss of $211,000 for third quarter 2012. As compared to the second quarter of 2012, operating profit increased 8 percent, largely as a result of lower net foreclosed property expenses and an increase in fee income.

        Net interest income was $105.4 million for the third quarter 2012, an increase of 4 percent from $101.1 million for the third quarter 2011, and flat as compared to second quarter 2012. Average loan balances increased $840.6 million as compared to the same period prior year, and $136.5 million as compared to the prior quarter. Incremental interest income generated from higher loan balances during the quarter was offset by the decline in yields on the loan and investment portfolios. Competitive pricing pressures, change in mix and the low interest rate environment have led to lower yields on the loan and investment portfolios, while the Company's cost of funds has remained relatively flat. Yield trends are likely to continue to pressure net interest margin given the current operating environment.

        Net interest margin was 3.35 percent for the third quarter 2012, down from 3.49 percent in the third quarter 2011 and 3.46 percent in the second quarter 2012. Higher federal funds sold balances during the third quarter 2012, primarily due to increased client deposit flows, reduced net interest margin by 5 basis points as these balances generated only minimal interest income. Lower securities investment yields and lower loan yields reduced net interest margin by 6 basis points from the previous quarter.

        Non-interest income was $27.8 million in the third quarter 2012, flat compared to the third quarter 2011, and an increase of 6 percent compared to the second quarter 2012. The third quarter 2011 non-interest income included $4.4 million of net securities gains compared to a net loss of $211,000 for third quarter 2012. Growth in mortgage banking, syndication and treasury management fees in the third quarter 2012 contributed to increased non-interest income. Syndication fees, a component of loan and credit related fees, totaled $2.7 million in the third quarter 2012, compared to $908,000 for the third quarter 2011, and $2.0 million for second quarter 2012. Like capital markets revenue, syndication fees tend to fluctuate from quarter to quarter depending on client needs, market conditions and loan origination trends. Capital markets revenue was $5.8 million in the third quarter 2012, compared to $5.5 million in the same period prior year and $6.0 million in the second quarter 2012. Third quarter

2012 capital markets revenue included a $5,000 positive credit valuation adjustment. The third quarter 2011 results included a negative credit valuation adjustment of $1.2 million and the second quarter 2012 results included a negative credit valuation adjustment of $830,000.

Expenses

        Non-interest expense was $81.7 million for the third quarter 2012, compared to $75.0 million for the third quarter 2011 and $83.9 million for the second quarter 2012. The increase in non-interest expense, as compared to the same period prior year, is primarily attributable to higher salaries and employee benefits expense, primarily due to higher costs associated with share-based compensation programs and performance-based incentives. For the third quarter 2012, the 3 percent decline in non-interest expense from the previous quarter is primarily due to lower net foreclosed property expense resulting from lower valuation adjustments, which totaled $6.2 million in the third quarter 2012 compared to $9.2 million in the second quarter 2012. The increase in salaries and employee benefits expense as compared to second quarter 2012 is largely a result of an increase in the Company's accrual for performance-based compensation.

        The effective tax rate for the quarter was 39.3 percent, down from 43.0 percent in the second quarter 2012 primarily due to increased tax benefits associated with stock-based compensation. For the first nine months of 2012, the effective tax rate was 40.8 percent. The Company estimates an effective tax rate for the full year 2012 ranging from 41 to 42 percent.

Credit Quality

        The Company's asset quality continued to improve during the third quarter 2012. Non-performing assets declined to $277.7 million at September 30, 2012, down 34 percent from $421.1 million at September 30, 2011, and down 13 percent from $319.2 million at June 30, 2012. Non-performing assets to total assets were 2.09 percent at September 30, 2012, compared to 3.50 percent a year ago and 2.47 percent at June 30, 2012. Non-performing loans were $179.9 million at the end of the third quarter 2012, a 41 percent decline from $304.7 million a year ago, and a 14 percent decline from $209.3 million at the end of the second quarter 2012. During the third quarter 2012, non-performing loan inflows were $38.9 million, including $15.5 million of restructured loans accruing interest, down considerably from $57.7 million in the prior quarter. Special mention and potential problem loans declined 56 percent from the third quarter 2011, and 20 percent from the second quarter 2012. The Company expects problem assets will continue to trend lower for the fourth quarter 2012.

        During the third quarter 2012, the Company disposed of $45 million of problem assets, with an incremental charge of less than 1 percent based on the carrying value net of specific reserves at the time of disposition.

        The reduction of the allowance for loan losses reflects the overall improvement in asset quality, the reduced requirement for specific reserves and lower charge-offs. At September 30, 2012, the allowance for loan losses was $166.9 million, or 1.73 percent of total loans, compared to $200.0 million, or 2.31 percent of total loans, at September 30, 2011, and $174.3 million, or 1.85 percent of total loans at June 30, 2012. As a percentage of non-performing loans, the allowance for loan losses was 93 percent at the end of the third quarter 2012, compared to 66 percent a year ago, and 83 percent at the end of the second quarter 2012.

        Charge-offs declined to $23.1 million for the third quarter 2012, from $42.0 million for the same period prior year and $33.9 million for the prior quarter. The third quarter 2012 provision for loan losses, excluding covered loan provision, was $13.2 million, down from $32.3 million for the same period prior year and $17.4 million for the prior quarter.

        Credit quality results exclude covered assets acquired through an FDIC-assisted transaction that are subject to a loss-sharing agreement.

Balance Sheet

        Total assets were $13.3 billion at September 30, 2012, up from $12.9 billion at June 30, 2012, and total loans were $9.6 billion at September 30, 2012, compared to $9.4 billion at June 30, 2012. The 2 percent growth in total loans this quarter was primarily from commercial and industrial loans. The Company funded $325.9 million in loans to new relationships during the third quarter 2012.

        Total deposits were $11.4 billion at September 30, 2012, up from $10.7 billion at June 30, 2012. Non interest-bearing deposits comprised 29 percent of total deposits at September 30, 2012, up 2 percentage points as compared to total deposits at June 30, 2012. The increase in deposits during the third quarter 2012 reflects a focused initiative to organically grow deposits. The deposit balances of the Company's commercial clients may fluctuate depending on their cash management and liquidity needs.

        The Company's investment securities portfolio was $2.4 billion at September 30, 2012, flat as compared to the end of the prior quarter. The securities portfolio is primarily comprised of U.S. government agency backed mortgage pools, agency collateralized mortgage obligations, and investment grade municipal bonds.

Capital

        As of September 30, 2012, the Company's total risk-based capital ratio was 13.90 percent, the Tier 1 risk-based capital ratio was 12.24 percent and the leverage ratio was 11.15 percent. Tier 1 common capital ratio was 8.12 percent and tangible common equity ratio was 7.70 percent at the end of the third quarter 2012.

Quarterly Conference Call and Webcast Presentation

        PrivateBancorp, Inc. will host a conference call on Wednesday, October 10, 2012, at 3:30 p.m. CT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and entering passcode: 34461639. A live webcast of the call can be accessed on the Company website at www.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast will be available beginning approximately two hours after the call until midnight on October 24, 2012, by calling (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International) and entering passcode: 34461639.

About PrivateBancorp, Inc.

        PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of September 30, 2012, the Company had 35 offices in 10 states and $13.3 billion in assets. The Company website is www.theprivatebank.com.

Forward-Looking Statements

        Statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws. Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward-looking statements include, but are not limited to: unforeseen credit quality problems or further deterioration in problem assets that could result in charge-offs greater than we have anticipated in our allowance for loan losses; adverse developments impacting one or more large credits; the extent of further deterioration in real estate values in our market areas, particularly in the Chicago area; difficulties in resolving problem credits or slower than anticipated dispositions of other real estate owned which may result in increased losses or higher credit-related operating costs; continued uncertainty regarding U.S. and global economic recovery and economic outlook, and ongoing volatility in market conditions, that may impact credit quality or prolong weakness in demand for loans or other banking products and services; unanticipated withdrawals of significant deposits; lack of sufficient or cost-effective sources of liquidity or funding; our ability to complete our planned capital raising transactions and fund and complete our anticipated redemption of the preferred stock and common stock warrants we issued to the U.S. Department of the Treasury; loss of key personnel or an inability to recruit and retain appropriate talent; unanticipated changes in interest rates, prolonged low interest rate environment or significant tightening of credit spreads; competitive pricing trends; uncertainty relating to recently proposed regulatory capital rules that could, depending on the nature of our assets, require us to maintain higher levels of regulatory capital; uncertainty regarding implications of recently adopted or proposed rules and regulations, or those remaining to be proposed in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act that may negatively affect our revenues or profitability; other legislative, regulatory or accounting changes affecting financial services companies and/or the products and services offered by financial services companies; or failures or disruptions to our data processing or other information or operational systems. Forward-looking statements are subject to risks, assumptions and uncertainties and could be significantly affected by many factors, including those set forth in the "Risk Factors" section of our Form 10-K for the year ended December 31, 2011 as well as those set forth in our subsequent periodic and current reports filed with the SEC. These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. Forward-looking statements speak only as of the date they are made and we assume no obligation to update any of these statements in light of new information, future events or otherwise, unless required under the federal securities laws.

Non-GAAP Measures

        This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business, and performance trends and facilitates comparisons with the performance of others in the banking industry. If non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Editor's Note: Financial highlights attached.

 Consolidated Income Statements
(Amounts in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	unaudited	unaudited	unaudited	unaudited
Interest Income
Loans, including fees	$106,358	$102,174	$315,039	$310,212
Federal funds sold and other short-term investments	248	231	513	966
Securities:
Taxable	14,033	15,196	44,267	46,154
Exempt from Federal income taxes	1,389	1,293	4,025	4,166

Total interest income	122,028	118,894	363,844	361,498
Interest Expense
Interest-bearing demand deposits	958	625	2,393	1,854
Savings deposits and money market accounts	4,206	5,356	13,073	18,100
Brokered and time deposits	5,860	5,895	16,271	19,115
Short-term borrowings	101	466	366	1,859
Long-term debt	5,495	5,463	16,611	16,425

Total interest expense	16,620	17,805	48,714	57,353

Net interest income	105,408	101,089	315,130	304,145
Provision for loan and covered loan losses	13,509	32,615	58,248	101,286

Net interest income after provision for loan and covered loan losses	91,899	68,474	256,882	202,859

Non-interest Income
Trust and Investments	4,254	4,452	12,785	13,834
Mortgage banking	3,685	1,565	9,263	3,671
Capital markets products	5,832	5,510	19,214	13,870
Treasury management	5,490	4,590	15,904	13,368
Loan and credit-related fees	7,479	5,413	20,378	16,601
Deposit service charges and fees and other income	1,308	1,735	4,439	6,103
Net securities (losses) gains	(211)	4,370	(396)	5,407

Total non-interest income	27,837	27,635	81,587	72,854

Non-interest Expense
Salaries and employee benefits	44,820	38,841	129,695	116,034
Net occupancy expense	7,477	7,515	22,809	22,592
Technology and related costs	3,432	2,856	10,001	8,246
Marketing	2,645	2,218	7,863	6,661
Professional services	2,151	2,434	6,355	7,080
Outsourced servicing costs	1,802	1,918	5,605	5,924
Net foreclosed property expenses	8,596	7,129	28,725	20,920
Postage, telephone, and delivery	837	944	2,588	2,763
Insurance	3,352	5,393	11,896	17,825
Loan and collection expense	3,329	2,931	9,404	9,731
Other expenses	3,289	2,855	10,876	8,271

Total non-interest expense	81,730	75,034	245,817	226,047

Income before income taxes	38,006	21,075	92,652	49,666
Income tax provision	14,952	7,593	37,839	16,192

Net income	23,054	13,482	54,813	33,474
Net income attributable to noncontrolling interests	—	33	—	163

Net income attributable to controlling interests	23,054	13,449	54,813	33,311
Preferred stock dividends and discount accretion	3,447	3,426	10,325	10,260

Net income available to common stockholders	$19,607	$10,023	$44,488	$23,051

Per Common Share Data
Basic earnings per share	$0.27	$0.14	$0.62	$0.32
Diluted earnings per share	$0.27	$0.14	$0.61	$0.32
Cash dividends declared	$0.01	$0.01	$0.03	$0.03
Weighted-average common shares outstanding	71,010	70,479	70,915	70,418
Weighted-average diluted common shares outstanding	71,274	70,621	71,110	70,682

Note: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

 Quarterly Consolidated Income Statements
Unaudited
(Amounts in thousands except per share data)

	3Q12	2Q12	1Q12	4Q11	3Q11
Interest Income
Loans, including fees	$106,358	$105,142	$103,539	$102,897	$102,174
Federal funds sold and other short-term investments	248	133	132	215	231
Securities:
Taxable	14,033	14,854	15,380	15,263	15,196
Exempt from Federal income taxes	1,389	1,336	1,300	1,273	1,293

Total interest income	122,028	121,465	120,351	119,648	118,894
Interest Expense
Interest-bearing demand deposits	958	799	636	585	625
Savings deposits and money market accounts	4,206	4,265	4,602	4,857	5,356
Brokered and time deposits	5,860	5,394	5,017	5,561	5,895
Short-term borrowings	101	123	142	152	466
Long-term debt	5,495	5,538	5,578	5,511	5,463

Total interest expense	16,620	16,119	15,975	16,666	17,805

Net interest income	105,408	105,346	104,376	102,982	101,089
Provision for loan and covered loan losses	13,509	17,038	27,701	31,611	32,615

Net interest income after provision for loan and covered loan losses	91,899	88,308	76,675	71,371	68,474

Non-interest Income
Trust and Investments	4,254	4,312	4,219	3,992	4,452
Mortgage banking	3,685	2,915	2,663	3,032	1,565
Capital markets products	5,832	6,033	7,349	5,471	5,510
Treasury management	5,490	5,260	5,154	4,813	4,590
Loan and credit-related fees	7,479	6,372	6,527	5,606	5,413
Deposit service charges and fees and other income	1,308	1,644	1,487	2,115	1,735
Net securities (losses) gains	(211)	(290)	105	364	4,370

Total non-interest income	27,837	26,246	27,504	25,393	27,635

Non-interest Expense
Salaries and employee benefits	44,820	42,177	42,698	40,729	38,841
Net occupancy expense	7,477	7,653	7,679	7,394	7,515
Technology and related costs	3,432	3,273	3,296	3,142	2,856
Marketing	2,645	3,058	2,160	2,250	2,218
Professional services	2,151	2,247	1,957	2,126	2,434
Outsourced servicing costs	1,802	2,093	1,710	2,077	1,918
Net foreclosed property expenses	8,596	11,894	8,235	6,862	7,129
Postage, telephone, and delivery	837	882	869	953	944
Insurance	3,352	4,239	4,305	3,462	5,393
Loan and collection expense	3,329	2,918	3,157	3,840	2,931
Other expenses	3,289	3,424	4,163	3,395	2,855

Total non-interest expense	81,730	83,858	80,229	76,230	75,034

Income before income taxes	38,006	30,696	23,950	20,534	21,075
Income tax provision	14,952	13,192	9,695	9,468	7,593

Net income	23,054	17,504	14,255	11,066	13,482
Net income attributable to noncontrolling interests	—	—	—	7	33

Net income attributable to controlling interests	23,054	17,504	14,255	11,059	13,449
Preferred stock dividends and discount accretion	3,447	3,442	3,436	3,430	3,426

Net income available to common stockholders	$19,607	$14,062	$10,819	$7,629	$10,023

Per Common Share Data
Basic earnings per share	$0.27	$0.19	$0.15	$0.11	$0.14
Diluted earnings per share	$0.27	$0.19	$0.15	$0.11	$0.14
Cash dividends declared	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted-average common shares outstanding	71,010	70,956	70,780	70,540	70,479
Weighted-average diluted common shares outstanding	71,274	71,147	70,932	70,713	70,621

 Consolidated Balance Sheets
(Dollars in thousands)

	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11
	unaudited	unaudited	unaudited	audited	unaudited
Assets
Cash and due from banks	$143,573	$141,563	$166,062	$156,131	$171,268
Fed funds sold and other short-term investments	470,984	315,378	193,571	205,610	248,559
Loans held for sale	49,209	35,342	29,185	32,049	24,126
Securities available-for-sale, at fair value	1,550,516	1,625,649	1,705,649	1,783,465	1,872,587
Securities held-to-maturity, at amortized cost	784,930	693,277	598,066	490,143	273,200
Non-marketable equity investments	48,977	47,702	43,882	43,604	43,894
Loans—excluding covered assets, net of unearned fees	9,625,421	9,436,235	9,222,253	9,008,561	8,674,955
Allowance for loan losses	(166,859)	(174,302)	(183,844)	(191,594)	(200,041)

Loans, net of allowance for loan losses and unearned fees	9,458,562	9,261,933	9,038,409	8,816,967	8,474,914

Covered assets	208,979	244,782	276,534	306,807	318,973
Allowance for covered loan losses	(21,500)	(21,733)	(26,323)	(25,939)	(16,689)

Covered assets, net of allowance for covered loan losses	187,479	223,049	250,211	280,868	302,284

Other real estate owned, excluding covered assets	97,833	109,836	123,498	125,729	116,364
Premises, furniture, and equipment, net	40,526	38,177	37,462	38,633	39,069
Accrued interest receivable	36,892	37,089	36,033	35,732	32,686
Investment in bank owned life insurance	52,134	51,751	51,356	50,966	50,565
Goodwill	94,534	94,546	94,559	94,571	94,584
Other intangible assets	13,500	14,152	14,683	15,353	15,715
Capital markets derivative assets	104,697	102,613	97,805	101,676	111,248
Other assets	144,208	150,119	142,733	145,373	148,798

Total assets	$13,278,554	$12,942,176	$12,623,164	$12,416,870	$12,019,861

Liabilities
Demand deposits:
Noninterest-bearing	$3,295,568	$2,920,182	$3,054,536	$3,244,307	$2,832,481
Interest-bearing	893,194	785,879	714,522	595,238	611,293
Savings deposits and money market accounts	4,381,595	4,146,022	4,347,832	4,378,220	4,392,697
Brokered deposits	1,290,796	1,484,435	961,481	815,951	902,002
Time deposits	1,498,287	1,398,012	1,344,341	1,359,138	1,370,190

Total deposits	11,359,440	10,734,530	10,422,712	10,392,854	10,108,663
Short-term borrowings	5,000	335,000	355,000	156,000	59,154
Long-term debt	374,793	374,793	379,793	379,793	379,793
Accrued interest payable	5,287	5,855	5,425	5,567	5,841
Capital markets derivative liabilities	108,094	105,773	100,109	104,140	113,968
Other liabilities	62,500	52,071	47,971	81,764	66,266

Total liabilities	11,915,114	11,608,022	11,311,010	11,120,118	10,733,685

Equity
Preferred stock—Series B	241,585	241,185	240,791	240,403	240,020
Common stock	71,884	71,843	71,611	71,483	71,220
Treasury stock	(22,736)	(22,639)	(21,749)	(21,454)	(20,680)
Additional paid-in capital	983,739	978,510	973,417	968,787	965,640
Retained earnings/(accumulated deficit)	33,150	14,268	932	(9,164)	(16,075)
Accumulated other comprehensive income, net of tax	55,818	50,987	47,152	46,697	46,051

Total stockholders' equity	1,363,440	1,334,154	1,312,154	1,296,752	1,286,176

Noncontrolling interests	—	—	—	—	—

Total equity	1,363,440	1,334,154	1,312,154	1,296,752	1,286,176

Total liabilities and equity	$13,278,554	$12,942,176	$12,623,164	$12,416,870	$12,019,861

 Selected Financial Data
Unaudited
(Amounts in thousands except per share data)

3Q12	2Q12	1Q12	4Q11	3Q11
Selected Statement of Income Data:
Net interest income	$105,408	$105,346	$104,376	$102,982	$101,089
Net revenue(1)(2)	$133,974	$132,291	$132,560	$129,046	$129,404
Operating profit(1)(2)	$52,244	$48,433	$52,331	$52,816	$54,370
Provision for loan and covered loan losses	$13,509	$17,038	$27,701	$31,611	$32,615
Income before taxes	$38,006	$30,696	$23,950	$20,534	$21,075
Net income available to common stockholders	$19,607	$14,062	$10,819	$7,629	$10,023
Per Common Share Data:
Basic earnings per share	$0.27	$0.19	$0.15	$0.11	$0.14
Diluted earnings per share	$0.27	$0.19	$0.15	$0.11	$0.14
Dividends declared	$0.01	$0.01	$0.01	$0.01	$0.01
Book value (period end)(1)	$15.49	$15.09	$14.79	$14.72	$14.57
Tangible book value (period end)(1)(2)	$14.00	$13.59	$13.29	$13.19	$13.04
Market value (close)	$15.99	$14.76	$15.17	$10.98	$7.52
Book value multiple	1.03	x	0.98	x	1.03	x	0.75	x	0.52	x
Share Data:
Weighted-average common shares outstanding	71,010	70,956	70,780	70,540	70,479
Weighted-average diluted common shares outstanding	71,274	71,147	70,932	70,713	70,621
Common shares issued (at period end)	73,291	73,273	73,205	72,514	72,491
Common shares outstanding (at period end)	72,436	72,424	72,415	71,745	71,789
Performance Ratios:
Return on average assets	0.70%	0.55%	0.46%	0.36%	0.44%
Return on average common equity	7.00%	5.18%	4.05%	2.86%	3.80%
Net interest margin(1)(2)	3.35%	3.46%	3.53%	3.48%	3.49%
Fee revenue as a percent of total revenue(1)	21.02%	20.12%	20.79%	19.55%	18.71%
Non-interest income to average assets	0.85%	0.83%	0.89%	0.82%	0.91%
Non-interest expense to average assets	2.49%	2.64%	2.59%	2.45%	2.46%
Net overhead ratio(1)	1.64%	1.81%	1.70%	1.64%	1.56%
Efficiency ratio(1)(2)	61.00%	63.39%	60.52%	59.07%	57.98%
Selected Information:
Assets under management and administration (AUMA)(1)	$5,007,235	$4,738,973	$4,879,947	$4,303,547	$4,161,614
Custody assets included in AUMA	$2,192,530	$2,073,777	$2,060,455	$1,599,528	$1,525,001
Credit valuation adjustment on capital markets derivatives(1)	$5	$(830)	$19	$244	$(1,207)
Balance Sheet Ratios:
Loans to deposits (period end)(3)	84.73%	87.91%	88.48%	86.68%	85.82%
Average interest-earning assets to average interest-bearing liabilities	147.76%	146.44%	149.68%	150.70%	145.30%
Capital Ratios (period end):
Total risk-based capital(1)(2)	13.90%	14.12%	14.20%	14.28%	14.82%
Tier 1 risk-based capital(1)(2)	12.24%	12.25%	12.31%	12.38%	12.89%
Leverage(1)(2)	11.15%	11.20%	11.35%	11.33%	11.48%
Tier 1 common capital(1)(2)	8.12%	8.05%	8.04%	8.04%	8.34%
Tangible common equity to tangible assets(1)(2)	7.70%	7.67%	7.69%	7.69%	7.86%
Total equity to total assets	10.27%	10.31%	10.39%	10.44%	10.70%

(1)
Refer to Glossary of Terms for definition.

(2)
This is a non-U.S. GAAP financial measure. Refer to Non-U.S. GAAP Financial Measures for a reconciliation from non-U.S. GAAP to U.S. GAAP.

(3)
Excludes covered assets. Refer to Glossary of Terms for definition.

 Loan Composition (excluding covered assets(1))
(Dollars in thousands)

	09/30/12	% of Total	06/30/12	% of Total	03/31/12	% of Total	12/31/11	% of Total	09/30/11	% of Total
	unaudited		unaudited		unaudited		audited		unaudited
Commercial and industrial	$4,666,375	48%	$4,523,780	48%	$4,325,558	47%	$4,192,842	46%	$3,959,153	45%
Commercial—owner-occupied CRE	1,437,935	15%	1,384,831	15%	1,175,729	13%	1,130,932	13%	1,070,340	12%

Total commercial	6,104,310	63%	5,908,611	63%	5,501,287	60%	5,323,774	59%	5,029,493	57%

Commercial real estate	2,069,423	21%	2,124,492	23%	2,378,640	26%	2,233,851	25%	2,156,621	25%
Commercial real estate—multi-family	544,775	6%	499,250	5%	493,218	5%	452,595	5%	445,908	5%

Total commercial real estate	2,614,198	27%	2,623,742	28%	2,871,858	31%	2,686,446	30%	2,602,529	30%

Construction	162,724	2%	171,014	2%	127,837	1%	287,002	3%	315,858	4%
Residential real estate	360,094	4%	330,254	3%	308,880	3%	297,229	3%	307,705	4%
Home equity	170,068	2%	174,131	2%	175,972	2%	181,158	2%	186,914	2%
Personal	214,027	2%	228,483	2%	236,419	3%	232,952	3%	232,456	3%

Total loans	$9,625,421	100%	$9,436,235	100%	$9,222,253	100%	$9,008,561	100%	$8,674,955	100%

(1)
Refer to Glossary of Terms for definition.

 Loan Composition (excluding covered assets(1))
Unaudited
(Dollars in thousands)

Commercial Loans Composition by Industry Segment
(Classified pursuant to the North American Industrial Classification System standard industry descriptions and represents our client's primary business activity)

	09/30/12		06/30/12		12/31/11
	Amount	% of Total	Amount	% of Total	Amount	% of Total
Manufacturing	$1,361,831	22%	$1,347,763	23%	$1,257,973	24%
Healthcare	1,346,520	22%	1,290,219	22%	1,218,205	23%
Wholesale trade	641,077	10%	588,666	10%	482,386	9%
Finance and insurance	489,261	8%	492,367	8%	454,830	8%
Real estate, rental and leasing	349,763	6%	333,393	6%	342,860	6%
Professional, scientific and technical services	408,461	7%	410,156	7%	350,677	7%
Administrative, support, waste management and remediation services	411,977	7%	351,447	6%	321,912	6%
Architectural, engineering and construction	262,524	4%	257,529	4%	195,875	4%
All other(2)	832,896	14%	837,071	14%	699,056	13%

Total commercial(3)	$6,104,310	100%	$5,908,611	100%	$5,323,774	100%

Commercial Real Estate and Construction Loans Portfolio by Collateral Type

	09/30/12				06/30/12				12/31/11
	Amount Outstanding	% of Total	Amount Non- performing	% Non- performing(4)	Amount Outstanding	% of Total	Amount Non- performing	% Non- performing(4)	Amount Outstanding	% of Total
Commercial Real Estate Portfolio
Land	$244,306	9%	$19,664	8%	$225,810	9%	$24,792	11%	$230,579	9%
Residential 1-4 family	58,410	2%	12,523	21%	90,554	3%	12,139	13%	105,919	4%
Multi-family	544,775	21%	8,619	2%	499,250	19%	8,752	2%	452,595	17%
Industrial/warehouse	317,593	12%	10,390	3%	310,203	12%	6,886	2%	350,282	13%
Office	564,724	22%	7,056	1%	568,435	22%	20,560	4%	585,183	22%
Retail	424,683	16%	24,467	6%	401,888	15%	37,730	9%	431,200	16%
Healthcare	164,974	6%	—	—	209,934	8%	—	—	144,529	5%
Mixed use/other	294,733	12%	5,338	2%	317,668	12%	8,585	3%	386,159	14%

Total commercial real estate	$2,614,198	100%	$88,057	3%	$2,623,742	100%	$119,444	5%	$2,686,446	100%

Construction Portfolio
Land	$54,534	34%	$—	—	$53,050	31%	$—	—	$23,422	8%
Residential 1-4 family	9,865	6%	—	—	14,785	9%	—	—	21,906	8%
Multi-family	13,362	8%	—	—	11,950	7%	—	—	64,892	23%
Industrial/warehouse	3,194	2%	—	—	4,870	3%	—	—	15,216	5%
Office	34,957	21%	402	1%	39,303	23%	401	1%	43,403	15%
Retail	19,737	12%	—	—	11,736	7%	—	—	61,469	21%
Mixed use/other	27,075	17%	155	1%	35,320	20%	154	*	56,694	20%

Total construction	$162,724	100%	$557	*	$171,014	100%	$555	*	$287,002	100%

(1)
Refer to Glossary of Terms for definition.

(2)
All other consists of numerous smaller balances across a variety of industries.

(3)
Includes loans secured by owner-occupied commercial real estate of $1.4 billion, $1.4 billion and $1.1 billion at September 30, 2012, June 30, 2012 and December 31, 2011, respectively.

(4)
Calculated as nonperforming loans in the respective collateral type divided by total loans of the corresponding collateral type presented above.

*
Less than 1%.

 Asset Quality (excluding covered assets(1))
Unaudited
(Dollars in thousands)

	3Q12	2Q12	1Q12	4Q11	3Q11
Credit Quality Key Ratios
Net charge-offs (annualized) to average loans	0.87%	1.16%	1.57%	1.72%	1.76%
Nonperforming loans to total loans	1.87%	2.22%	2.53%	2.88%	3.51%
Nonperforming loans to total assets	1.35%	1.62%	1.85%	2.09%	2.54%
Nonperforming assets to total assets	2.09%	2.47%	2.83%	3.11%	3.50%
Allowance for loan losses to:
Total loans	1.73%	1.85%	1.99%	2.13%	2.31%
Nonperforming loans	93%	83%	79%	74%	66%
Nonperforming assets
Loans past due 90 days and accruing	$—	$—	$—	$—	$—
Nonaccrual loans	179,895	209,339	233,222	259,852	304,747
OREO	97,833	109,836	123,498	125,729	116,364

Total nonperforming assets	$277,728	$319,175	$356,720	$385,581	$421,111

Restructured loans accruing interest	$58,431	$97,690	$136,521	$100,909	$106,330
Special mention loans	$104,706	$108,052	$143,790	$204,965	$218,561
Potential problem loans	$112,929	$164,077	$184,029	$177,095	$277,125
Nonperforming Loans Rollforward
Beginning balance	$209,339	$233,222	$259,852	$304,747	$330,448
Additions:
New nonaccrual loans	38,948	57,717	69,581	67,512	68,298
Reductions:
Return to performing status	(236)	(1,953)	(14,291)	(2,072)	(1,608)
Paydowns and payoffs, net of advances	(11,094)	(9,961)	(4,806)	(8,950)	(13,166)
Net sales	(21,351)	(25,954)	(27,479)	(27,178)	(20,432)
Transfer to OREO	(3,250)	(9,968)	(13,513)	(33,695)	(24,373)
Transfer to loans held for sale	(9,200)	—	—	—	—
Charge-offs	(23,261)	(33,764)	(36,122)	(40,512)	(34,420)

Total reductions	(68,392)	(81,600)	(96,211)	(112,407)	(93,999)

Balance at end of period	$179,895	$209,339	$233,222	$259,852	$304,747

OREO Rollforward
Beginning balance	$109,836	$123,498	$125,729	$116,364	$123,997
New foreclosed properties	3,250	9,968	13,513	33,695	24,373
Valuation adjustments	(6,245)	(9,207)	(4,522)	(3,999)	(1,175)
Disposals:
Sales proceeds	(8,041)	(13,517)	(9,078)	(18,085)	(25,921)
Net loss on sale	(967)	(906)	(2,144)	(2,246)	(4,910)

Balance at end of period	$97,833	$109,836	$123,498	$125,729	$116,364

Restructured Loans Accruing Interest Rollforward
Beginning balance	$97,690	$136,521	$100,909	$106,330	$124,614
Additions:
New restructured loans accruing interest	2,001	1,864	47,673	8,803	8,592
Restructured loans returned to accruing status	—	157	—	1,099	1,029
Reductions:
Paydowns and payoffs, net of advances	(3,935)	(14,593)	(4,661)	(3,334)	(20,545)
Transferred to nonperforming loans	(15,464)	(25,688)	(6,665)	(5,735)	(4,716)
Net sales	—	(170)	—	—	(2,260)
Removal of restructured loan status	(21,861)	(401)	(735)	(6,254)	(340)
Charge-offs, net	—	—	—	—	(44)

Balance at end of period	$58,431	$97,690	$136,521	$100,909	$106,330

(1)
Refer to Glossary of Terms for definition.

 Asset Quality (excluding covered assets(1))
Unaudited
(Dollars in thousands)

Credit Quality Indicators(1)

	Special Mention Loans	% of Portfolio Loan Type	Potential Problem Loans	% of Portfolio Loan Type	Non- Performing Loans	% of Portfolio Loan Type	Total Loans
As of September 30, 2012
Transformational(1)
Commercial	$38,369	0.7%	$37,792	0.7%	$52,845	0.9%	$5,669,595
Commercial real estate	33,333	1.9%	1,250	0.1%	40,072	2.3%	1,768,955
Construction	—	—	—	—	—	—	159,696
Residential real estate	—	—	4,323	2.0%	1,439	0.7%	220,066
Home equity	—	—	1,528	2.2%	794	1.1%	69,700
Personal	—	—	49	*	600	0.4%	162,658

Total transformational	$71,702	0.9%	$44,942	0.6%	$95,750	1.2%	$8,050,670
Legacy(1)
Commercial	$17,078	3.9%	$4,950	1.1%	$8,337	1.9%	$434,715
Commercial real estate	13,241	1.6%	45,901	5.4%	47,985	5.7%	845,243
Construction	—	—	—	—	557	18.4%	3,028
Residential real estate	2,371	1.7%	13,018	9.3%	11,063	7.9%	140,028
Home equity	312	0.3%	3,836	3.8%	11,614	11.6%	100,368
Personal	2	*	282	0.5%	4,589	8.9%	51,369

Total legacy	33,004	2.1%	67,987	4.3%	84,145	5.3%	1,574,751

Total	$104,706	1.1%	$112,929	1.2%	$179,895	1.9%	$9,625,421

As of June 30, 2012
Transformational(1)
Commercial	$50,348	0.9%	$54,982	1.0%	$45,464	0.8%	$5,413,098
Commercial real estate	16,724	1.0%	21,921	1.3%	68,843	4.0%	1,721,408
Construction	5,844	3.5%	—	—	—	—	164,639
Residential real estate	351	0.2%	4,653	3.1%	1,250	0.8%	149,150
Home equity	—	—	1,656	2.6%	423	0.7%	64,266
Personal	—	—	51	*	1,010	0.6%	158,378

Total transformational	$73,267	1.0%	$83,263	1.1%	$116,990	1.5%	$7,670,939
Legacy(1)
Commercial	$5,630	1.1%	$7,940	1.6%	$14,377	2.9%	$495,513
Commercial real estate	26,254	2.9%	52,943	5.9%	50,601	5.6%	902,334
Construction	—	—	—	—	555	8.7%	6,375
Residential real estate	2,378	1.3%	14,959	8.3%	9,778	5.4%	181,104
Home equity	516	0.5%	4,200	3.8%	11,640	10.6%	109,865
Personal	7	*	772	1.1%	5,398	7.7%	70,105

Total legacy	34,785	2.0%	80,814	4.6%	92,349	5.2%	1,765,296

Total	$108,052	1.1%	$164,077	1.7%	$209,339	2.2%	$9,436,235

(1)
Refer to Glossary of Terms for definition.

*
Less than 0.1%.

 Loan Portfolio Aging (excluding covered assets(1))
Unaudited
(Dollars in thousands)

As of September 30, 2012	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Accruing	Nonaccrual	Total Loans
Loan balances:
Commercial	$6,035,858	$6,141	$1,129	$—	$61,182	$6,104,310
Commercial real estate	2,517,321	5,232	3,588	—	88,057	2,614,198
Construction	162,167	—	—	—	557	162,724
Residential real estate	346,697	240	655	—	12,502	360,094
Personal and home equity	362,857	2,072	1,569	—	17,597	384,095

Total loans	$9,424,900	$13,685	$6,941	$—	$179,895	$9,625,421

Aging as a percent of loan balance:
Commercial	98.88%	0.10%	0.02%	—	1.00%	100.00%
Commercial real estate	96.29%	0.20%	0.14%	—	3.37%	100.00%
Construction	99.66%	—	—	—	0.34%	100.00%
Residential real estate	96.28%	0.07%	0.18%	—	3.47%	100.00%
Personal and home equity	94.47%	0.54%	0.41%	—	4.58%	100.00%

Total loans	97.92%	0.14%	0.07%	—	1.87%	100.00%

	3Q12	2Q12	1Q12	4Q11	3Q11
Nonaccrual loans:
Commercial	$61,182	$59,841	$40,186	$65,958	$61,399
Commercial real estate	88,057	119,444	159,255	133,257	168,078
Construction	557	555	2,781	21,879	29,997
Residential real estate	12,502	11,028	12,069	14,589	18,007
Personal and home equity	17,597	18,471	18,931	24,169	27,266

Total	$179,895	$209,339	$233,222	$259,852	$304,747

Nonaccrual loans as a percent of total loan type:
Commercial	1.00%	1.01%	0.73%	1.24%	1.22%
Commercial real estate	3.37%	4.55%	5.55%	4.96%	6.46%
Construction	0.34%	0.32%	2.18%	7.62%	9.50%
Residential real estate	3.47%	3.34%	3.91%	4.91%	5.85%
Personal and home equity	4.58%	4.59%	4.59%	5.84%	6.50%

Total	1.87%	2.22%	2.53%	2.88%	3.51%

Loan Portfolio Aging (excluding covered assets(1)) (Cont.)
Unaudited
(Dollars in thousands)

	3Q12	2Q12	1Q12	4Q11	3Q11
Loans past due 60-89 days and still accruing:
Commercial	$1,129	$5,064	$3,963	$923	$101
Commercial real estate	3,588	2,543	2,081	9,777	8,801
Construction	—	—	68	2,381	—
Residential real estate	655	21	1,135	645	2,864
Personal and home equity	1,569	1,017	253	809	1,016

Total	$6,941	$8,645	$7,500	$14,535	$12,782

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	0.02%	0.09%	0.07%	0.02%	*
Commercial real estate	0.14%	0.10%	0.07%	0.36%	0.34%
Construction	—	—	0.05%	0.83%	—
Residential real estate	0.18%	0.01%	0.37%	0.22%	0.93%
Personal and home equity	0.41%	0.25%	0.06%	0.20%	0.24%

Total	0.07%	0.09%	0.08%	0.16%	0.15%
Loans past due 30-59 days and still accruing:
Commercial	$6,141	$901	$3,216	$6,018	$3,529
Commercial real estate	5,232	1,314	6,590	3,523	5,884
Construction	—	—	—	—	342
Residential real estate	240	341	4,960	3,800	7
Personal and home equity	2,072	1,983	1,754	446	776

Total	$13,685	$4,539	$16,520	$13,787	$10,538

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	0.10%	0.01%	0.06%	0.11%	0.07%
Commercial real estate	0.20%	0.05%	0.23%	0.13%	0.23%
Construction	—	—	—	—	0.11%
Residential real estate	0.07%	0.10%	1.61%	1.28%	*
Personal and home equity	0.54%	0.49%	0.43%	0.11%	0.19%

Total	0.14%	0.05%	0.18%	0.15%	0.12%

(1)
Refer to Glossary of Terms for definition.

*
Less than 0.01%.

 Asset Quality (excluding covered assets(1))
Unaudited
(Dollars in thousands)

Nonaccrual Loans Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of September 30, 2012
Amount:
Commercial	$45,603	$—	$7,535	$3,107	$4,937	$61,182
Commercial real estate	31,426	12,528	7,371	19,549	17,183	88,057
Construction	—	—	—	—	557	557
Residential real estate	—	—	4,789	—	7,713	12,502
Personal and home equity	—	—	3,848	—	13,749	17,597

Total	$77,029	$12,528	$23,543	$22,656	$44,139	$179,895

Number of borrowers:
Commercial	3	—	2	2	29	36
Commercial real estate	2	2	2	9	35	50
Construction	—	—	—	—	2	2
Residential real estate	—	—	1	—	28	29
Personal and home equity	—	—	1	—	46	47

Total	5	2	6	11	140	164

As of June 30, 2012
Amount:
Commercial	$31,535	$—	$11,407	$8,792	$8,107	$59,841
Commercial real estate	63,709	6,409	6,984	12,220	30,122	119,444
Construction	—	—	—	—	555	555
Residential real estate	—	—	4,789	—	6,239	11,028
Personal and home equity	—	—	3,848	—	14,623	18,471

Total	$95,244	$6,409	$27,028	$21,012	$59,646	$209,339

Number of borrowers:
Commercial	2	—	3	4	30	39
Commercial real estate	4	1	2	5	48	60
Construction	—	—	—	—	2	2
Residential real estate	—	—	1	—	21	22
Personal and home equity	—	—	1	—	43	44

Total	6	1	7	9	144	167

Asset Quality (excluding covered assets(1)) (Cont.)
Unaudited
(Dollars in thousands)

Restructured Loans Accruing Interest Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of September 30, 2012
Amount:
Commercial	$24,992	$14,700	$—	$—	$4,629	$44,321
Commercial real estate	—	5,136	—	4,169	2,641	11,946
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	670	670
Personal and home equity	—	—	—	—	1,494	1,494

Total	$24,992	$19,836	$—	$4,169	$9,434	$58,431

Number of borrowers:
Commercial	2	2	—	—	5	9
Commercial real estate	—	1	—	2	6	9
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	2	2
Personal and home equity	—	—	—	—	1	1

Total	2	3	—	2	14	21

As of June 30, 2012
Amount:
Commercial	$60,733	$14,190	$—	$2,799	$4,496	$82,218
Commercial real estate	—	5,157	—	4,211	3,609	12,977
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	874	874
Personal and home equity	—	—	—	—	1,621	1,621

Total	$60,733	$19,347	$—	$7,010	$10,600	$97,690

Number of borrowers:
Commercial	4	2	—	1	10	17
Commercial real estate	—	1	—	2	8	11
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	3	3
Personal and home equity	—	—	—	—	2	2

Total	4	3	—	3	23	33

(1)
Refer to Glossary of Terms for definition.

 Foreclosed Real Estate (OREO), excluding covered assets(1)
Unaudited
(Dollars in thousands)

OREO Properties by Type

	September 30, 2012			June 30, 2012			December 31, 2011
	Number of Properties	Amount	% of Total	Number of Properties	Amount	% of Total	Number of Properties	Amount	% of Total
Single-family homes	54	$13,567	14%	58	$17,734	16%	71	$26,866	21%
Land parcels	244	40,443	41%	273	43,367	39%	262	51,465	41%
Multi-family	10	2,028	2%	8	2,026	2%	14	3,327	3%
Office/industrial	42	33,044	34%	45	34,912	32%	44	37,019	29%
Retail	8	8,751	9%	23	11,797	11%	9	7,052	6%

Total	358	$97,833	100%	407	$109,836	100%	400	$125,729	100%

OREO Property Type by Location

	Illinois	Georgia	Michigan	South Eastern(2)	Mid Western(3)	Other	Total
September 30, 2012
Single-family homes	$13,180	$—	$—	$—	$146	$241	$13,567
Land parcels	22,997	2,830	1,757	7,820	5,039	—	40,443
Multi-family	1,835	—	—	—	193	—	2,028
Office/industrial	19,755	598	839	2,852	7,321	1,679	33,044
Retail	7,274	1,477	—	—	—	—	8,751

Total	$65,041	$4,905	$2,596	$10,672	$12,699	$1,920	$97,833

% of Total	66%	5%	3%	11%	13%	2%	100%
June 30, 2012
Single-family homes	$16,431	$—	$—	$—	$1,062	$241	$17,734
Land parcels	24,104	2,996	1,956	8,133	6,178	—	43,367
Multi-family	1,918	—	—	—	108	—	2,026
Office/industrial	18,720	1,058	1,181	3,762	8,140	2,051	34,912
Retail	8,946	2,851	—	—	—	—	11,797

Total	$70,119	$6,905	$3,137	$11,895	$15,488	$2,292	$109,836

% of Total	64%	6%	3%	11%	14%	2%	100%
December 31, 2011
Single family homes	$23,277	$385	$1,718	$—	$608	$878	$26,866
Land parcels	29,370	2,898	3,171	9,568	6,458	—	51,465
Multi-family	3,327	—	—	—	—	—	3,327
Office/industrial	18,430	1,656	548	3,762	9,228	3,395	37,019
Retail	4,501	1,615	936	—	—	—	7,052

Total	$78,905	$6,554	$6,373	$13,330	$16,294	$4,273	$125,729

% of Total	63%	5%	5%	11%	13%	3%	100%

(1)
Refer to Glossary of Terms for definition.

(2)
Represents the southeastern states of Arkansas and Florida.

(3)
Represents the Midwestern states of Kansas, Missouri, Wisconsin, Indiana and Ohio.

 Allowance for Loan Losses (excluding covered assets(1))
Unaudited
(Dollars in thousands)

	3Q12	2Q12	1Q12	4Q11	3Q11
Change in allowance for loan losses:
Balance at beginning of period	$174,302	$183,844	$191,594	$200,041	$206,286
Loans charged-off:
Commercial	(4,062)	(7,769)	(9,549)	(12,991)	(5,039)
Commercial real estate	(16,790)	(17,924)	(25,280)	(24,083)	(29,920)
Construction	64	(828)	(1,245)	(1,526)	(1,419)
Residential real estate	(299)	(1,006)	(1,084)	(1,203)	(234)
Home equity	(1,001)	(4)	(483)	(1,340)	(3,291)
Personal	(1,006)	(6,341)	(2,085)	(290)	(2,083)

Total charge-offs	(23,094)	(33,872)	(39,726)	(41,433)	(41,986)

Recoveries on loans previously charged-off:
Commercial	919	634	1,679	830	2,278
Commercial real estate	544	4,150	1,882	1,410	969
Construction	594	1,664	41	109	29
Residential real estate	7	2	11	10	9
Home equity	117	314	26	300	12
Personal	229	163	702	544	103

Total recoveries	2,410	6,927	4,341	3,203	3,400

Net charge-offs	(20,684)	(26,945)	(35,385)	(38,230)	(38,586)
Provisions charged to operating expense	13,241	17,403	27,635	29,783	32,341

Balance at end of period	$166,859	$174,302	$183,844	$191,594	$200,041

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$49,115	$47,210	$45,850	$46,500	$45,000
Commercial real estate	54,500	53,700	57,750	56,000	60,000
Construction	2,200	2,635	1,900	7,650	10,450
Residential real estate	5,100	5,200	5,400	5,400	5,800
Home equity	3,980	4,200	4,700	2,750	3,500
Personal	2,800	3,260	3,295	3,350	3,100

Total allocated	117,695	116,205	118,895	121,650	127,850
Specific reserve	49,164	58,097	64,949	69,944	72,191

Total	$166,859	$174,302	$183,844	$191,594	$200,041

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	29%	27%	25%	24%	22%
Commercial real estate	33%	31%	31%	29%	30%
Construction	1%	2%	1%	4%	5%
Residential real estate	3%	3%	3%	3%	3%
Home equity	2%	2%	3%	1%	2%
Personal	2%	2%	2%	2%	2%

Total allocated	70%	67%	65%	63%	64%
Specific reserve	30%	33%	35%	37%	36%

Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
Total loans	1.73%	1.85%	1.99%	2.13%	2.31%
Nonperforming loans	93%	83%	79%	74%	66%

(1)
Refer to Glossary of Terms for definition.

 Deposits
(Dollars in thousands)

	09/30/12	% of Total	06/30/12	% of Total	03/31/12	% of Total	12/31/11	% of Total	09/30/11	% of Total
	unaudited		unaudited		unaudited		audited		unaudited
Noninterest-bearing deposits	$3,295,568	29%	$2,920,182	27%	$3,054,536	29%	$3,244,307	31%	$2,832,481	28%
Interest-bearing demand deposits	893,194	8%	785,879	7%	714,522	7%	595,238	6%	611,293	6%
Savings deposits	245,906	2%	221,816	2%	225,300	2%	210,138	2%	214,610	2%
Money market accounts	4,135,689	37%	3,924,206	37%	4,122,532	40%	4,168,082	40%	4,178,087	41%
Brokered deposits:
Traditional	562,717	5%	667,454	6%	191,023	2%	20,499	*	60,665	1%
Client CDARS(1)	728,079	6%	762,231	7%	695,458	6%	795,452	8%	841,337	8%
Non-client CDARS(1)	—	—	54,750	1%	75,000	1%	—	—	—	—

Total brokered deposits	1,290,796	11%	1,484,435	14%	961,481	9%	815,951	8%	902,002	9%
Time deposits	1,498,287	13%	1,398,012	13%	1,344,341	13%	1,359,138	13%	1,370,190	14%

Total deposits	$11,359,440	100%	$10,734,530	100%	$10,422,712	100%	$10,392,854	100%	$10,108,663	100%

Client deposits(1)	$10,796,723	95%	$10,012,326	93%	$10,156,689	97%	$10,372,355	100%	$10,047,998	99%

(1)
Refer to Glossary of Terms for definition.

*
Less than 1%.

 Net Interest Margin
Unaudited
(Dollars in thousands)

	Three Months Ended September 30,
	2012			2011
	Average Balance	Interest(1)	Yield/ Rate	Average Balance	Interest(1)	Yield/ Rate
Assets:
Federal funds sold and other short-term investments	$376,212	$248	0.26%	$373,705	$231	0.24%
Securities:
Taxable	2,119,890	14,033	2.65%	1,935,653	15,196	3.14%
Tax-exempt(2)	188,627	2,118	4.49%	132,716	1,973	5.95%

Total securities	2,308,517	16,151	2.80%	2,068,369	17,169	3.32%

Loans, excluding covered assets:
Commercial	5,951,785	68,711	4.52%	5,079,470	60,936	4.69%
Commercial real estate	2,645,713	26,924	3.98%	2,511,749	26,590	4.14%
Construction	174,044	1,659	3.73%	361,764	3,492	3.78%
Residential	369,694	3,739	4.05%	315,244	3,411	4.33%
Personal and home equity	397,174	3,484	3.49%	429,632	3,879	3.58%

Total loans, excluding covered assets(3)	9,538,410	104,517	4.29%	8,697,859	98,308	4.43%

Total interest-earning assets before covered assets(2)	12,223,139	120,916	3.89%	11,139,933	115,708	4.08%
Covered assets(4)	197,630	1,841	3.66%	306,390	3,866	4.95%

Total interest-earning assets(2)	12,420,769	$122,757	3.88%	11,446,323	$119,574	4.11%

Cash and due from banks	144,442			153,020
Allowance for loan and covered loan losses	(201,136)			(232,501)
Other assets	696,676			718,891

Total assets	$13,060,751			$12,085,733

Liabilities and Equity:
Interest-bearing demand deposits	$895,825	$958	0.43%	$597,741	$625	0.42%
Savings deposits	226,355	163	0.29%	210,191	210	0.40%
Money market accounts	4,014,467	4,043	0.40%	4,183,937	5,146	0.49%
Time deposits	1,450,904	4,108	1.13%	1,335,757	4,087	1.21%
Brokered deposits	1,406,748	1,752	0.50%	1,083,815	1,808	0.66%

Total interest-bearing deposits	7,994,299	11,024	0.55%	7,411,441	11,876	0.64%
Short-term borrowings	36,967	101	1.06%	60,283	466	3.02%
Long-term debt	374,793	5,495	5.82%	405,880	5,463	5.34%

Total interest-bearing liabilities	8,406,059	16,620	0.79%	7,877,604	17,805	0.90%

Noninterest-bearing demand deposits	3,124,473			2,747,760
Other liabilities	173,975			174,937
Equity	1,356,244			1,285,432

Total liabilities and equity	$13,060,751			$12,085,733

Net interest spread(2)(5)			3.09%			3.21%
Effect of noninterest-bearing funds			0.26%			0.28%

Net interest income/margin(2)(5)		$106,137	3.35%		$101,769	3.49%

(1)
Interest income included $6.5 million and $6.4 million in loan fees for the three months ended September 30, 2012 and 2011, respectively.

(2)
Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP financial measure. Refer to Non-U.S. GAAP Financial Measures for a reconciliation of the effect of the tax-equivalent adjustment.

(3)
Average loans on a nonaccrual basis for the recognition of interest income totaled $201.6 million and $329.7 million for the three months ended September 30, 2012 and 2011, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $2.1 million and $3.5 million for the three months ended September 30, 2012 and 2011, respectively, based on the average loan portfolio yield for the respective period.

(4)
Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5)
Refer to Glossary of Terms for definition.

 Net Interest Margin
Unaudited
(Dollars in thousands)

	Three Months Ended September 30,			Three Months Ended June 30,
	2012			2012
	Average Balance	Interest(1)	Yield/ Rate	Average Balance	Interest(1)	Yield/ Rate
Assets:
Federal funds sold and other short-term investments	$376,212	$248	0.26%	$210,756	$133	0.25%
Securities:
Taxable	2,119,890	14,033	2.65%	2,126,446	14,854	2.79%
Tax-exempt(2)	188,627	2,118	4.49%	171,426	2,035	4.75%

Total securities	2,308,517	16,151	2.80%	2,297,872	16,889	2.94%

Loans, excluding covered assets:
Commercial	5,951,785	68,711	4.52%	5,704,843	65,535	4.54%
Commercial real estate	2,645,713	26,924	3.98%	2,778,787	28,586	4.07%
Construction	174,044	1,659	3.73%	152,891	1,536	3.97%
Residential	369,694	3,739	4.05%	347,922	3,630	4.17%
Personal and home equity	397,174	3,484	3.49%	417,427	3,666	3.53%

Total loans, excluding covered assets(3)	9,538,410	104,517	4.29%	9,401,870	102,953	4.34%

Total interest-earning assets before covered assets(2)	12,223,139	120,916	3.89%	11,910,498	119,975	3.99%
Covered assets(4)	197,630	1,841	3.66%	237,781	2,189	3.66%

Total interest-earning assets(2)	12,420,769	$122,757	3.88%	12,148,279	$122,164	3.99%

Cash and due from banks	144,442			148,174
Allowance for loan and covered loan losses	(201,136)			(218,798)
Other assets	696,676			702,533

Total assets	$13,060,751			$12,780,188

Liabilities and Equity:
Interest-bearing demand deposits	$895,825	$958	0.43%	$795,833	$799	0.40%
Savings deposits	226,355	163	0.29%	225,335	161	0.29%
Money market accounts	4,014,467	4,043	0.40%	3,920,627	4,104	0.42%
Time deposits	1,450,904	4,108	1.13%	1,341,312	3,862	1.16%
Brokered deposits	1,406,748	1,752	0.50%	1,382,207	1,532	0.45%

Total interest-bearing deposits	7,994,299	11,024	0.55%	7,665,314	10,458	0.55%
Short-term borrowings	36,967	101	1.06%	250,774	123	0.19%
Long-term debt	374,793	5,495	5.82%	379,463	5,538	5.82%

Total interest-bearing liabilities	8,406,059	16,620	0.79%	8,295,551	16,119	0.78%

Noninterest-bearing demand deposits	3,124,473			2,995,802
Other liabilities	173,975			156,656
Equity	1,356,244			1,332,179

Total liabilities and equity	$13,060,751			$12,780,188

Net interest spread(2)(5)			3.09%			3.21%
Effect of noninterest-bearing funds			0.26%			0.25%

Net interest income/margin(2)(5)		$106,137	3.35%		$106,045	3.46%

(1)
Interest income included $6.5 million and $6.3 million in loan fees for the three months ended September 30, 2012 and June 30, 2012, respectively.

(2)
Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP financial measure. Refer to Non-U.S. GAAP Financial Measures for a reconciliation of the effect of the tax-equivalent adjustment.

(3)
Average loans on a nonaccrual basis for the recognition of interest income totaled $201.6 million and $222.1 million for the three months ended September 30, 2012 and June 30, 2012, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $2.1 million and $2.3 million for the three months ended September 30, 2012 and June 30, 2012, respectively, based on the average loan portfolio yield for the respective period.

(4)
Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5)
Refer to Glossary of Terms for definition.

 Net Interest Margin
Unaudited
(Dollars in thousands)

	Nine Months Ended September 30,
	2012			2011
	Average Balance	Interest(1)	Yield/ Rate	Average Balance	Interest(1)	Yield/ Rate
Assets:
Fed funds sold and other short-term investments	$266,506	$513	0.25%	$507,210	$966	0.25%
Securities:
Taxable	2,114,605	44,267	2.79%	1,832,916	46,154	3.36%
Tax-exempt(2)	170,887	6,134	4.79%	140,471	6,353	6.03%

Total securities	2,285,492	50,401	2.94%	1,973,387	52,507	3.55%

Loans, excluding covered assets:
Commercial	5,700,937	198,156	4.57%	5,066,733	177,349	4.62%
Commercial real estate	2,674,118	83,225	4.09%	2,689,833	84,868	4.16%
Construction	208,777	5,806	3.65%	429,968	12,017	3.69%
Residential	347,036	10,988	4.22%	319,377	10,619	4.43%
Personal and home equity	407,455	10,881	3.57%	445,691	11,967	3.59%

Total loans, excluding covered assets(3)	9,338,323	309,056	4.35%	8,951,602	296,820	4.38%

Total interest-earning assets before covered assets(2)	11,890,321	359,970	3.99%	11,432,199	350,293	4.05%
Covered assets(4)	233,213	5,983	3.39%	330,443	13,392	5.36%

Total interest-earning assets(2)	12,123,534	$365,953	3.98%	11,762,642	$363,685	4.09%

Cash and due from banks	144,614			160,169
Allowance for loan and covered loan losses	(214,619)			(242,659)
Other assets	702,724			681,592

Total assets	$12,756,253			$12,361,744

Liabilities and Equity:
Interest-bearing demand deposits	$782,565	$2,393	0.41%	$583,470	$1,854	0.42%
Savings deposits	223,290	480	0.29%	204,208	618	0.40%
Money market accounts	4,044,872	12,593	0.42%	4,467,903	17,482	0.52%
Time deposits	1,381,779	11,903	1.15%	1,349,224	12,893	1.28%
Brokered deposits	1,200,763	4,368	0.49%	1,317,105	6,222	0.63%

Total interest-bearing deposits	7,633,269	31,737	0.56%	7,921,910	39,069	0.66%
Short-term borrowings	183,778	366	0.26%	81,561	1,859	3.01%
Long-term debt	378,005	16,611	5.79%	409,189	16,425	5.31%

Total interest-bearing liabilities	8,195,052	48,714	0.79%	8,412,660	57,353	0.91%

Noninterest-bearing demand deposits	3,058,559			2,524,607
Other liabilities	167,972			162,697
Equity	1,334,670			1,261,780

Total liabilities and equity	$12,756,253			$12,361,744

Net interest spread(2)(5)			3.19%			3.18%
Effect of non interest-bearing funds			0.25%			0.26%

Net interest income/margin(2)(5)		$317,239	3.44%		$306,332	3.44%

(1)
Interest income included $20.0 million and $17.9 million in loan fees for the nine months ended September 30, 2012 and 2011, respectively.

(2)
Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure. Refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.

(3)
Average loans on a nonaccrual basis for the recognition of interest income totaled $228.0 million and $356.9 million for the nine months ended September 30, 2012 and 2011, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $7.2 million and $11.3 million for the nine months ended September 30, 2012 and 2011, respectively, based on the average loan portfolio yield for the respective period.

(4)
Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5)
Refer to Glossary of Terms for definition.

Non-U.S. GAAP Financial Measures
Unaudited
(Amounts in thousands)

        This document contains both financial measures based on accounting principles generally accepted in the United States (U.S. GAAP) and non-U.S. GAAP based financial measures. These non-U.S. GAAP measures include net interest income, net interest margin, net revenue, operating profit and efficiency ratio all on a fully taxable-equivalent basis; Tier 1 common equity to risk-weighted assets, tangible common equity to tangible assets, tangible equity to risk-weighted assets, tangible equity to tangible assets, and tangible book value. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

        We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

        In addition to capital ratios defined by banking regulators, we also consider various measures when evaluating capital utilization and adequacy, including Tier 1 common equity to risk-weighted assets, tangible common equity to tangible assets, tangible equity to risk-weighted assets, tangible equity to tangible assets, and tangible book value. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. All of these measures exclude from capital the ending balances of goodwill and other intangibles while certain of these ratios exclude preferred capital components. Because U.S. GAAP does not include capital ratio measures, we believe there are no comparable U.S. GAAP financial measures to these ratios. We believe these non-U.S. GAAP financial measures are relevant because they provide information that is helpful in assessing the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and the usefulness of these measures to investors may be limited.

        Non-U.S. GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-U.S. GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under U.S. GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and

Non-U.S. GAAP Financial Measures (Continued)
Unaudited
(Amounts in thousands)

not to rely on any single financial measure. The following table reconciles Non-U.S. GAAP financial measures to U.S. GAAP:

	Quarters Ended
	3Q12	2Q12	1Q12	4Q11	3Q11
Taxable-equivalent interest income
U.S. GAAP net interest income	$105,408	$105,346	$104,376	$102,982	$101,089
Taxable-equivalent adjustment	729	699	680	671	680

Taxable-equivalent net interest income (a)	$106,137	$106,045	$105,056	$103,653	$101,769

Average Earning Assets (b)	$12,420,769	$12,148,279	$11,796,499	$11,696,741	$11,446,323
Net Interest Margin ((a) annualized) / (b)	3.35%	3.46%	3.53%	3.48%	3.49%
Net Revenue
Taxable-equivalent net interest income (a)	$106,137	$106,045	$105,056	$103,653	$101,769
U.S. GAAP non-interest income	27,837	26,246	27,504	25,393	27,635

Net revenue (c)	$133,974	$132,291	$132,560	$129,046	$129,404

Operating Profit
U.S. GAAP income before income taxes	$38,006	$30,696	$23,950	$20,534	$21,075
Provision for loan and covered loan losses	13,509	17,038	27,701	31,611	32,615
Taxable-equivalent adjustment	729	699	680	671	680

Operating profit	$52,244	$48,433	$52,331	$52,816	$54,370

Efficiency Ratio
U.S. GAAP non-interest expense (d)	$81,730	$83,858	$80,229	$76,230	$75,034
Net revenue (c)	$133,974	$132,291	$132,560	$129,046	$129,404
Efficiency ratio (d)/ (c)	61.00%	63.39%	60.52%	59.07%	57.98%

Non-U.S. GAAP Financial Measures (Continued)
Unaudited
(Amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2012	2011
Taxable-equivalent interest income
U.S. GAAP net interest income	$315,130	$304,145
Taxable-equivalent adjustment	2,109	2,187

Taxable-equivalent net interest income (a)	$317,239	$306,332

Average Earning Assets (b)	$12,123,534	$11,762,642
Net Interest Margin ((a) annualized) / (b)	3.44%	3.44%
Net Revenue
Taxable-equivalent net interest income (a)	$317,239	$306,332
U.S. GAAP non-interest income	81,587	72,854

Net revenue (c)	$398,826	$379,186

Operating Profit
U.S. GAAP income before income taxes	$92,652	$49,666
Provision for loan and covered loan losses	58,248	101,286
Taxable-equivalent adjustment	2,109	2,187

Operating profit	$153,009	$153,139

Efficiency Ratio
U.S. GAAP non-interest expense (d)	$245,817	$226,047
Net revenue (c)	$398,826	$379,186
Efficiency ratio (d)/ (c)	61.64%	59.61%

Non-U.S. GAAP Financial Measures (Continued)
Unaudited
(Amounts in thousands, except per share data)

	Quarters Ended
	3Q12	2Q12	1Q12	4Q11	3Q11
Tier 1 Common Capital
U.S. GAAP total equity	$1,363,440	$1,334,154	$1,312,154	$1,296,752	$1,286,176
Trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: accumulated other comprehensive income, net of tax	55,818	50,987	47,152	46,697	46,051
Less: goodwill	94,534	94,546	94,559	94,571	94,584
Less: other intangibles	13,500	14,152	14,683	15,353	15,715

Tier 1 risk-based capital	1,444,381	1,419,262	1,400,553	1,384,924	1,374,619
Less: preferred stock	241,585	241,185	240,791	240,403	240,020
Less: trust preferred securities	244,793	244,793	244,793	244,793	244,793

Tier 1 common capital (e)	$958,003	$933,284	$914,969	$899,728	$889,806

Tangible Common Equity
U.S. GAAP total equity	$1,363,440	$1,334,154	$1,312,154	$1,296,752	$1,286,176
Less: goodwill	94,534	94,546	94,559	94,571	94,584
Less: other intangibles	13,500	14,152	14,683	15,353	15,715

Tangible equity (f)	1,255,406	1,225,456	1,202,912	1,186,828	1,175,877
Less: preferred stock	241,585	241,185	240,791	240,403	240,020

Tangible common equity (g)	$1,013,821	$984,271	$962,121	$946,425	$935,857

Tangible Assets
U.S. GAAP total assets	$13,278,554	$12,942,176	$12,623,164	$12,416,870	$12,019,861
Less: goodwill	94,534	94,546	94,559	94,571	94,584
Less: other intangibles	13,500	14,152	14,683	15,353	15,715

Tangible assets (h)	$13,170,520	$12,833,478	$12,513,922	$12,306,946	$11,909,562

Risk-weighted Assets (i)	$11,804,578	$11,588,371	$11,374,212	$11,191,298	$10,665,256
Period-end Common Shares Outstanding (j)	72,436	72,424	72,415	71,745	71,789
Ratios:
Tier 1 common equity to risk-weighted assets (e) / (i)	8.12%	8.05%	8.04%	8.04%	8.34%
Tangible equity to tangible assets (f) / (h)	9.53%	9.55%	9.61%	9.64%	9.87%
Tangible equity to risk-weighted assets (f) / (i)	10.63%	10.57%	10.58%	10.60%	11.03%
Tangible common equity to tangible assets (g) / (h)	7.70%	7.67%	7.69%	7.69%	7.86%
Tangible book value (g) / (j)	$14.00	$13.59	$13.29	$13.19	$13.04

Glossary of Terms

        Assets under management and administration ("AUMA")—Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

        Book value—Total common equity divided by outstanding shares of common stock at end of period.

        CDARS® deposit program—is a deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered deposits for regulatory deposit purposes; however, we classify certain of these deposits as client CDARS® due to the source being our client relationships and are, therefore, not traditional 'brokered' deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered deposit program.

        Client deposits—Total deposits, net of traditional brokered deposits and non-client CDARS®.

        Common equity—Total equity less preferred stock.

        Covered assets—Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

        Credit quality indicators—The Company has adopted an internal risk rating policy in which each loan is rated for credit quality with a numerical rating of 1 through 8. Loans rated 5 and better (1-5 ratings, inclusive) are credits that exhibit acceptable financial performance, cash flow, and leverage. If any risk exists, we attempt to mitigate by structure, collateral, monitoring, or other meaningful controls. Credits rated 6 are considered special mention as these credits demonstrate potential weakness and that if left unresolved, may result in deterioration in the Company's credit position and/or the repayment prospects for the credit. Borrowers rated special mention may exhibit adverse operating trends, high leverage, tight liquidity or other credit concerns. Potential problem loans have a risk rating of 7 and are considered inadequately protected by the current net worth and paying capacity of the obligor, the collateral pledged, or guarantors. These loans generally have a well defined weakness or weaknesses that may jeopardize liquidation of the debt and are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not resolved. Nonperforming loans include nonaccrual loans risk rated 7 or 8 and have all the weaknesses inherent in a 7-rated potential problem loan with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Special mention, potential problem and nonperforming loans are reviewed at minimum on a quarterly basis, while all other rated credits are reviewed as the situation warrants.

        Credit valuation adjustment ("CVA")—An adjustment may need to be incorporated into the valuation of derivative instruments for nonperformance risk to include the counterparty's credit risk and the Company's own credit risk. This adjustment is referred to as the CVA. The CVA represents the credit component of fair value with regard to both client-based trades and the related matched trades with interbank dealer counterparties.

        Efficiency ratio—Total non-interest expense divided by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-U.S. GAAP financial measure.

        Fee revenue as percent of total revenue ratio—Total non-interest income less net securities gains (losses) divided by the sum of net interest income and non-interest income less net securities gains (losses).

Glossary of Terms (Continued)

        U.S. GAAP—Accounting principles generally accepted in the United States of America.

        Net interest margin—Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average interest-earning assets. The annualization of net interest income for the quarterly yield takes into consideration the interest payment convention at the product level. This is a non-U.S. GAAP financial measure.

        Net interest spread—The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

        Net overhead ratio—Total non-interest expense less non-interest income divided by average total assets.

        Net revenue—The sum of taxable equivalent net interest income and non-interest income. This is a non-U.S. GAAP financial measure.

        Non-U.S. GAAP—Certain financial measures within this document that are not formally defined by U.S. GAAP or codified in the federal banking regulations. A reconciliation of these non-U.S. GAAP financial measures may be found on the previous pages.

        Operating profit—The sum of U.S. GAAP income before income taxes, provision for loan and covered loan losses and taxable-equivalent adjustment. This is a non-U.S. GAAP financial measure.

        Risk-weighted assets—Computed by the assignment of specific risk-weights (as currently defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

        Tangible book value—Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-U.S. GAAP financial measure.

        Tangible common equity to tangible assets ratio—Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-U.S. GAAP financial measure.

        Taxable-equivalent interest income—The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under U.S. GAAP on the Consolidated Income Statement.

        Tier 1 common capital—Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

        Tier 1 common capital ratio—Tier 1 common capital divided by period-end risk-weighted assets. This is a non-U.S. GAAP financial measure and for purposes of our presentation we calculate risk-weighted assets under current requirements and not under the recently proposed rules issued by banking regulators.

        Tier 1 risk-based capital—Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred

Glossary of Terms (Continued)

tax assets and less net unrealized holding gains (losses) on available for sale equity securities, available for sale debt securities, and cash flow hedge derivatives.

        Tier 1 risk-based capital ratio—Tier 1 risk-based capital divided by period-end risk-weighted assets.

        Leverage ratio—Tier 1 risk-based capital divided by adjusted average total assets.

        Total risk-based capital—Tier 1 risk-based capital plus qualifying subordinated debt, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

        Total risk-based capital ratio—Total risk-based capital divided by period-end risk-weighted assets.

        Transformational and legacy portfolios—We aggregate loans by originating line of business for reserve purposes because of observable similarities in the performance experience of loans underwritten by the business units. Loans originated by the business units that existed prior to the strategic changes in 2007 are considered "legacy" loans. Loans originated by a business unit that was established in connection with or following the business transformation plan are considered "transformational" loans. Renewals or restructurings of legacy loans may continue to be evaluated as legacy loans depending on the structure or defining characteristics of the new transaction. The Company has implemented a line of business model that has reorganized the legacy business units so that after 2009, all new loan originations are considered transformational.

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  EXHIBIT 99.1
  For further information
PrivateBancorp Reports Third Quarter Results
Earnings per share of $0.27, up 42% on lower credit costs and loan growth of $189 million Conference call scheduled for Oct. 10, 2012 at 4:30 p.m. EDT
Consolidated Income Statements (Amounts in thousands except per share data)
Quarterly Consolidated Income Statements Unaudited (Amounts in thousands except per share data)
Consolidated Balance Sheets (Dollars in thousands)
Selected Financial Data Unaudited (Amounts in thousands except per share data)
Loan Composition (excluding covered assets(1)) (Dollars in thousands)
Loan Composition (excluding covered assets(1)) Unaudited (Dollars in thousands)
Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)
Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)
Loan Portfolio Aging (excluding covered assets(1)) Unaudited (Dollars in thousands)
Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)
Foreclosed Real Estate (OREO), excluding covered assets(1) Unaudited (Dollars in thousands)
Allowance for Loan Losses (excluding covered assets(1)) Unaudited (Dollars in thousands)
Deposits (Dollars in thousands)
Net Interest Margin Unaudited (Dollars in thousands)
Net Interest Margin Unaudited (Dollars in thousands)
Net Interest Margin Unaudited (Dollars in thousands)
Glossary of Terms